Exhibit 99.1

OMNIQ Announces Q4 2020 Revenue, up 12% YoY achieving $13 Million in Q4 Revenue; Growth Accelerates in Q1 2021 with a Record $25 Million in New Orders, 100% Growth in AI-Based Technology Contracts

SALT LAKE CITY, (GLOBE NEWSWIRE) — OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced its financial results for the three- and twelve-month periods ended December 31, 2020.

Select Q4 2020 and recent highlights include:

●	OMNIQ won an AI based homeland security project for terror prevention in a sensitive area in the middle east.
●	OMNIQ’s AI-Based VRS (Vehicle Recognition Systems) selected for Los Angeles International Airport Modernization Project by HUB Parking Technology
●	Achieved record $25 Million in new orders in Q1 2021
●	Sales Orders from Artificial Intelligence (AI) Based Technology grew 100% in Q1 2021
●	Q4 Sales of $13 million represents an increase of 12% YoY
●	Cash balance on December 31, 2020 grew to over $4.5 million from $1.6 million on December 31, 2019

“OMNIQ closed the year with solid fourth quarter results, as revenue grew 12% yoy to $13.0 million,” said Shai Lustgarten, CEO of OMNIQ. “For full year 2020, we reached revenue of $55.2 million which represented a very slight decline due the pandemic, as certain parking automation projects got temporarily postponed.”

Mr. Lustgarten continued, “Now, in 2021, we are driving record growth with 1) bringing on new AI-based projects from Homeland Security – terror prevention, Smart City and Parking automation projects 2) repeat sales to our Fortune 500 supply chain customers which are growing in volume and 3) laying the groundwork to cross-sell AI-based solutions to our supply chain customers. In Q1 2021, as projects have resumed, we have achieved a record $25 million in new orders, and 100% growth in AI based technology sales orders.”

Shai Lustgarten concluded: “With over $25M in new orders since January 1st, 2021, and achieving over $55M in pandemic 2020 fiscal year, we are confident that our strategy is a winning one and we’re looking forward for a great 2021. We would like to express our thanks to our team for contributing to our success and to our loyal shareholders for their support and we are committed to do our best in 2021 and going forward.”

Fourth Quarter 2020 Financial Results

OMNIQ reported revenue of $12.9 million for the quarter ended December 31, 2020, an increase of 12% from $11.4 million in the fourth quarter of 2019. The revenue increase reflects higher demand from certain customers during the quarter as well as continued traction in our markets. Total operating expenses for the quarter were $5.1 million, compared with $4.3 million in the fourth quarter of 2019.

Net loss for the quarter was $2.9 million, or a loss of $.61 per basic share, compared with a loss of $2.8 million, or a loss of $.71 per basic share, for the fourth quarter of last year.

Adjusted EBITDA (adjusted Earnings Before Interest, Taxes, Depreciation and Amortization) for the fourth quarter of 2020 amounted to a loss of $772 thousand, compared with an adjusted EBITDA loss of $877 thousand in the fourth quarter of 2019.

Full Year 2020 Financial Results

OMNIQ reported revenues of $55.2 million for 2020, a decrease of 3.5% compared with 2019. Gross margin was 19.8%, compared to 24.5% in 2019. Total operating expenses for 2020 were $19.9 million compared with $16.9 million for the same period last year. The growth is mainly attributable to increase in R&D and non-cash expenses.

Net loss for 2020 was $11.5 million, or a loss of $2.46 per basic share, compared with a loss of $5.4 million, or a loss of $1.37 per basic share, for 2019.

Adjusted EBITDA for 2020 was a loss of $3 million, compared with an Adjusted EBITDA income of $1.2M for 2019.

Financial tables follow.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,

(In thousands, except share and per share data)	2020	2019
Revenues
Total Revenues, net	$55,209	$57,199

Cost of goods sold
Cost of goods sold	44,293	43,165

Gross profit	10,916	14,034

Operating expenses
Research and development	1,805	1,063
Selling, General and Administrative	15,802	13,682
Depreciation	178	151
Intangible amortization	2,114	2,002
	19,899	16,898

Loss from operations	(8,983)	(2,864)

Other income (expenses):
Interest expense	(2,628)	(2,555)
Other (expenses) income	112	(23)
Total other expense	(2,516)	(2,578)

Net loss before income taxes	(11,499)	(5,442)

(Provision) benefit for Income Taxes
Current	(5)	(14)
Deferred	-	-
Total income tax benefit (provision)	(5)	(14)

Net loss from continuing operations	$(11,504)	$(5,456)
Less: Preferred stock – series C dividend	(191)	(146)

Net loss attributable to the common stockholders	(11,313)	(5,310)
Foreign currency translation adjustment	(166)	-
Other comprehensive income (loss)	$(11,149)	$(5,310)

Net loss per share – basic	$(2.46)	$(1.37)
Net loss per share – diluted	$(2.66)	$(1.37)

Weighted average number of common shares outstanding – basic and diluted	4,322,303	3,889,478

CONDENSED CONSOLIDATED BALANCE SHEETS

(AUDITED)

(In thousands, except share and per share data)	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$4,594	$1,615
Accounts receivable, net	9,661	6,694
Inventory	1,507	1,889
Prepaid expenses	670	362
Other current assets	10	65
Total current assets	16,442	10,625

Property and equipment, net of accumulated depreciation of $600 and $2,195, respectively	289	463
Goodwill	14,695	13,921
Trade name, net of accumulated amortization of $3,362 and $2,932, respectively	1,028	1,458
Customer relationships, net of accumulated amortization of $8,111 and $6,578, respectively	4,479	6,012
Other intangibles, net of accumulated amortization of $382 and $185, respectively	1,042	1,138
Cash, restricted	533	533
Right of Use asset	76	131
Other assets	74	172
Total assets	$38,658	$34,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$26,811	$18,694
Line of credit	4,914	1,365
Accrued payroll and sales tax	1,717	1,556
Notes payable, related parties – current portion	433	1,025
Notes payable – current portion	6,449	6,497
Lease liability – current portion	31	54
Other current liabilities	1,412	1,599
Total current liabilities	41,767	30,790

Long term liabilities
Notes payable, related party, less current portion	683	1,172
Accrued interest and accrued liabilities, related party	56	76
Notes payable, less current portion	1	143
Lease liability, less current portion	48	80
Other long term liabilities	1,146	384
Total liabilities	$43,701	$32,615

Stockholders’ equity (Deficit)
Series A Preferred stock; 0.001 par value; 1,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; 0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; 0.001 par value; 5,000,000 shares designated, 2,145,030 and 4,828,530 shares issued and Outstanding, respectively	2	5
Common stock; 0.001 par value; 15,000,000 shares authorized; 4,684,736 and 3,960,405 shares issued and outstanding, respectively.	5	4
Additional paid-in capital	51,842	46,861
Accumulated (deficit)	(56,726)	(45,063)
Accumulated other comprehensive loss	(166)	1
Total stockholders’ equity	$(5,043)	$1,808
Total liabilities and stockholders’ equity (deficit)	$38,658	$34,453

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Year ended
(In thousands)	December 31,
Adjusted EBITDA Calculation	2020	2019

Net loss	(11,504)	(5,456)
Depreciation & amortization	2,292	2,154
Interest expense	2,628	2,555
Income taxes	5	14
Stock compensation	3,478	1,267
Gain on cancellation of insurance	-	-
Loss on forgiveness of debt	(948)	-
Nonrecurring loss events	945	288
Litigation related expenses	42	355
Nonrecurring financing-related costs	-	-
Adjusted EBITDA	(3,061)	1,177

Total revenues, net	55,209	57,199

Adjusted EBITDA as a % of total revenues, net	(5.50)%	2.06%

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date, Time: April 1, 2021, at 11:00am ET

Toll-Free: 877-407-9210

International: 201-689-8049

Live Webcast: https://www.webcaster4.com/Webcast/Page/2310/40545

Conference Call Replay Information

Toll-Free: 877-481-4010

Reference ID: 40545

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com .

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com